UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C.  20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2015

The Charles  Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  1-9700

Delaware (State or other jurisdiction of incorporation)	94-3025021 (I.R.S. Employer Identification No.)

211 Main Street, San Francisco,  CA  94105

(Address of principal executive offices, including zip code)

(415) 667-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Stockholders of The Charles Schwab Corporation (“CSC”) was held on May 13, 2015.

(b)

All nominees for directors were elected, and each nominee received more “for” votes than “against” votes cast for his or her election. The proposals for ratification of CSC’s independent auditors, the advisory vote on executive compensation and the approval of the Corporate Executive Bonus Plan were approved. The stockholder proposals regarding political contributions, lobbying payments, annual disclosure of EEO-1 data, accelerated vesting upon a change in control and vote tabulation were not approved. The final voting results were as follows:

		For	Against	Abstain	Broker Non-Vote
1	Election of Directors
	(a) Nancy H. Bechtle	1,103,483,292	23,282,018	1,684,940	87,238,830
	(b) Walter W. Bettinger II	1,110,618,564	16,235,839	1,595,847	87,238,830
	(c) C. Preston Butcher	1,102,409,615	24,262,478	1,778,157	87,238,830
	(d) Christopher V. Dodds	1,084,026,301	42,752,463	1,671,486	87,238,830
	(e) Mark A. Goldfarb	1,113,907,450	12,717,355	1,825,445	87,238,830
2	Ratification of Independent Auditors	1,203,429,858	10,708,029	1,551,193	0
3	Advisory Approval of Named Executive Officer Compensation	1,105,832,316	18,222,798	4,395,136	87,238,830
4	Approval of Corporate Executive Bonus Plan	1,108,021,776	17,317,856	3,110,618	87,238,830
5	Stockholder Proposal on Political Contributions	254,098,712	708,098,326	166,252,712	87,239,330
6	Stockholder Proposal on Lobbying Payments	240,666,818	719,148,051	168,634,881	87,239,330
7	Stockholder Proposal on Annual Disclosure of EEO-1 Data	200,871,854	751,500,173	176,078,223	87,238,830
8	Stockholder Proposal on Accelerated Vesting Upon Change in Control	339,160,546	786,784,349	2,504,855	87,239,330
9	Stockholder Proposal on Vote Tabulation	54,811,270	1,068,777,508	4,861,472	87,238,830

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: May 19, 2015	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto
Executive Vice President and Chief Financial Officer